HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2021 RESULTS
- Second Quarter 2021 Net Loss of $0.73 Per Share -
- Total Adjusted EBITDA Exceeds Internal Forecast by 98% -
- Property Level Cash Flow of $18.3 Million -
- Positive Corporate Level Cash Flow Achieved in June -
- Comparable Portfolio GOP Margins Exceed 45% in June -

Philadelphia, PA, July 27, 2021 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Results

Net loss applicable to common shareholders was approximately ($28.6 million), or ($0.73) per diluted common share, in the second quarter 2021, compared to net loss applicable to common shareholders of approximately ($67.5 million), or ($1.75) per diluted common share, in the second quarter 2020. Second quarter 2021 results continue to be impacted by the ongoing COVID-19 pandemic, but materially improved compared to second quarter 2020 results.

Adjusted Funds from Operations (“AFFO”) in the second quarter 2021 was ($1.7 million), compared to ($32.9 million) in the second quarter 2020. AFFO per diluted common share and OP Unit in the second quarter 2021 was ($0.04) versus second quarter 2020 AFFO per diluted common share and OP unit of ($0.76). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Results this quarter were driven by a continuation of the strong recovery in our resort and leisure-oriented markets and were bolstered by the first signs of business travel in our urban clusters. This strength in demand, combined with our revenue management strategies and proprietary cost containment initiatives, resulted in Hersha achieving positive corporate-level cash flow for the first time since March 2020. Property-level cash flow sequentially improved through the balance of the quarter from $3.8 million in April to $7.7 million in June, resulting in corporate-level cash flow of $334,000 in June. Portfolio RevPAR increased 28% over the same period and exceeded $130 in June. South Florida was our best performing cluster again this quarter, producing ADR-driven RevPAR growth of 39.7%. Our Parrot Key Hotel & Villas in Key West led the portfolio as robust demand, coupled with our ability to strategically push rate, yielded 80.4% RevPAR growth versus the second quarter 2019.”

Mr. Shah continued, “The second quarter is typically our strongest quarter of the year as business transient and group demand is aided by the start of the summer travel season. Despite this past quarter’s results being primarily driven by strong leisure travel across the portfolio, we were encouraged by the material improvements in weekday demand in our urban clusters. From March to June, ADRs across our urban portfolio grew 40% with occupancy increasing 850 basis points over the same period. During June and into July, weekday demand continued to increase, and although the booking window across our portfolio remains short, conversations with our larger corporate accounts indicate the return to office and business travel is slated to accelerate in September and into the fourth quarter. As cities have reopened and lifted restrictions, large conferences are set to return during the third quarter, which will provide an increased benefit to our urban clusters.”

Mr. Shah concluded, “Last quarter, we closed on the sale of the Duane Street Hotel at an attractive price bringing the asset-disposition strategy we embarked on last year to a conclusion. During the first half of the year, we took swift action to address our near-term financing and liquidity needs to strengthen our balance sheet. With that in the rearview, we continued to focus on operational performance and cash flow generation to drive high RevPAR and industry-leading, sustainable margins. The operational leverage of our purpose-built portfolio was highlighted during the second quarter and our assets are well positioned to generate outsized profitability as we capture continued demand from more rate tolerant leisure travelers, large group conferences, and increased business travel, while driving market-leading cash flow through proprietary operational efficiencies.”

Second Quarter 2021 Operating Results

The Company had 33 comparable hotels fully open and operational throughout the second-quarter, which generated 55.8% occupancy, an average daily rate of $208.81, and RevPAR of $116.48. The Parrot Key Hotel & Resort was our best performing asset during the quarter, ending the period with 91.7% occupancy and an ADR of $454.58, an increase of 63.6% versus second quarter 2019, resulting in 80.4% RevPAR growth. The Cadillac Hotel & Beach Club also witnessed strong performance last quarter with 38.6% RevPAR growth driven by 11.2% ADR growth and 80.1% occupancy. Outperformance from these assets led to our South Florida portfolio generating 39.7% RevPAR growth last quarter compared to the second quarter 2019.

Out on the West Coast, the Sanctuary Beach Resort continued to outperform, ending the period with a 21.1% RevPAR improvement versus the second quarter of 2019 driven by 32.2% ADR growth to $506.55. Down the coast in Santa Barbara, the Hotel Milo ended the second quarter with 76.6% occupancy and an ADR of $333.70, 31.8% higher than the second quarter of 2019. Our New York City portfolio generated 59.0% occupancy during the second quarter, highlighted by our select-service offerings in the JFK sub-market, the Nu Hotel in Brooklyn, and the Hampton Inn Seaport. Total occupancy for the New York portfolio increased incrementally through the balance of the quarter from 55.6% in April to 63.2% in June with RevPAR growing 44% over the same period.

Better-than-expected topline results combined with the asset management initiatives applied across our portfolio over the past 15 months led to meaningful margin improvement for the portfolio. Second quarter GOP margin for the comparable portfolio was 44.2%, which represented an increase of 830 basis points compared to the first quarter 2021 and just 260 basis points lower than second quarter 2019 comparable portfolio GOP margin.

Cash Flow and Breakeven Levels

Improved operating trends during the second quarter combined with stringent operations and expense management resulted in positive corporate level cash flow for the first time since the onset of the pandemic. Our hotel portfolio produced positive cash flow of $3.8 million in April which increased to $7.7 million in June and resulted in corporate cash flow of $334,000 for June. Our second quarter property level cash flow of $18.3 million represents an increase of 281% compared to our property level cash flow of $4.8 million during the first quarter. Current and forecasted operating results for the third quarter indicate that we are on pace to consistently generate positive hotel level EBITDA at levels necessary for us to be cash flow positive on a corporate wide basis for the remainder of 2021, as we continue to see improved demand fundamentals coupled with our aggressive on-property cost controls.

Asset Sales

During the second quarter, Hersha closed on the previously announced sale of the 43-room Duane Street Hotel in TriBeCa, NYC for $18.0 million or $419,000 per key. The transaction was executed at a 19.5x multiple and a 4.3% capitalization rate on 2019 hotel operating metrics. Proceeds from the sale were utilized to pay down debt.

Preferred Dividend Distribution

Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share and a cash dividend of $0.40625 per Series D Preferred Share and Series E Preferred Share for the second quarter ending June 30, 2021. The preferred share dividends were paid on July 15, 2021 to holders of record as of July 1, 2021.

Financing

The Company completed the second quarter 2021 with approximately $80.2 million of cash & cash equivalents and deposits. As of July 1, 2021, the Company had approximately $46 million of capacity on its $250 million Senior Revolving Line of Credit and $50 million of undrawn credit from its Unsecured Notes Facility with affiliates of Goldman Sachs Merchant Bank. As of June 30, 2021, the Company’s consolidated debt had a weighted average interest rate of 4.48% and a weighted average life-to-maturity of 3.1 years.

Full-Year 2021 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2021 guidance at this time.

Second Quarter 2021 Conference Call

The Company will host a conference call to discuss second quarter 2021 results at 9:00 AM Eastern Time on Wednesday, July 28, 2021. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s investor relations website. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 5118413 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Wednesday, July 28, 2021 through 11:59 PM Eastern Time on Friday, August 27, 2021. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10157265. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the efficacy of any treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including with respect to the amendments to the Company’s revolving credit facility and term loan agreements. There can be no assurance that the amendments to the Company’s revolving credit facility and term loan agreements will be consummated on the terms and timing expected, if at all. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of July 27, 2021, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	June 30, 2021	December 31, 2020
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,699,230	$1,784,838
Investment in Unconsolidated Joint Ventures	5,936	6,633
Cash and Cash Equivalents	69,083	16,637
Escrow Deposits	11,067	6,970
Hotel Accounts Receivable	5,539	5,690
Due from Related Parties	1,552	2,641
Intangible Assets, Net of Accumulated Amortization of $6,827 and $6,840	1,465	1,739
Right of Use Asset	43,467	44,126
Other Assets	20,395	15,494
Hotel Assets Held for Sale	—	96,220
Total Assets	$1,857,734	$1,980,988

Liabilities and Equity:
Line of Credit	$118,684	$133,053
Term Loan, Net of Unamortized Deferred Financing Costs	495,657	681,744
Unsecured Notes Payable, Net of Unamortized Discounts and Deferred Financing Costs	193,725	50,789
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	304,426	330,848
Lease Liabilities	53,455	53,852
Accounts Payable, Accrued Expenses and Other Liabilities	49,088	58,453
Dividends and Distributions Payable	6,044	—
Total Liabilities	$1,221,079	$1,308,739

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$1,968	$—

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2021 and December 31, 2020, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2021 and December 31, 2020; 39,217,475 and 38,843,482 Shares Issued and Outstanding at June 30, 2021 and December 31, 2020, respectively	392	389
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2021 and December 31, 2020	—	—
Accumulated Other Comprehensive Loss	(11,024)	(19,275)
Additional Paid-in Capital	1,153,657	1,150,985
Distributions in Excess of Net Income	(557,157)	(509,243)
Total Shareholders' Equity	586,015	623,003

Noncontrolling Interests - Common Units and LTIP Units	48,672	49,246

Total Equity	634,687	672,249

Total Liabilities and Equity	$1,857,734	$1,980,988

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Hotel Operating Revenues:
Room	$56,539	$15,139	$95,889	$86,222
Food & Beverage	7,230	136	10,304	10,211
Other Operating Revenues	6,314	2,137	11,043	10,917
Total Hotel Operating Revenues	70,083	17,412	117,236	107,350
Other Revenue	13	29	25	228
Total Revenues	70,096	17,441	117,261	107,578
Operating Expenses:
Hotel Operating Expenses:
Room	12,350	3,622	21,548	22,714
Food & Beverage	5,409	721	8,282	11,342
Other Operating Revenues	23,551	14,035	43,660	49,841
Total Hotel Operating Expenses	41,310	18,378	73,490	83,897
Gain on Insurance Settlements	(961)	—	(961)	—
Property Losses in Excess of Insurance Recoveries	250	—	250	—
Hotel Ground Rent	1,064	1,058	2,164	2,121
Real Estate and Personal Property Taxes and Property Insurance	9,466	9,969	19,537	19,911
General and Administrative	2,698	2,388	5,473	5,766
Share Based Compensation	2,589	1,799	4,758	4,255
Acquisition and Terminated Transaction Costs	36	—	390	—
Depreciation and Amortization	21,014	24,322	42,816	48,510
Loss on Impairment of Assets	222	1,069	222	1,069
Total Operating Expenses	77,688	58,983	148,139	165,529

Operating Loss	(7,592)	(41,542)	(30,878)	(57,951)
Interest Income	4	2	5	38
Interest Expense	(14,982)	(13,481)	(28,411)	(26,488)
Other Income (Expense)	(84)	(385)	377	(457)
Gain on Disposition of Hotel Properties	—	—	48,352	—
Loss on Debt Extinguishment	(129)	—	(3,069)	—
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(22,783)	(55,406)	(13,624)	(84,858)

Loss from Unconsolidated Joint Venture Investments	(589)	(502)	(1,247)	(1,520)

Loss before Income Taxes	(23,372)	(55,908)	(14,871)	(86,378)
Income Tax (Expense) Benefit	(151)	(15,872)	438	(11,374)
Net Loss	(23,523)	(71,780)	(14,433)	(97,752)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	2,945	7,164	2,623	10,061
Consolidated Joint Venture	(1,968)	3,196	(1,810)	3,196
Preferred Distributions	(6,044)	(6,044)	(12,087)	(12,088)

Net Loss Applicable to Common Shareholders	$(28,590)	$(67,464)	$(25,707)	$(96,583)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.73)	$(1.75)	$(0.66)	$(2.50)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.73)	$(1.75)	$(0.66)	$(2.50)

Weighted Average Common Shares Outstanding:
Basic	39,097,820	38,609,922	39,034,707	38,587,011
Diluted	39,097,820	38,609,922	39,034,707	38,587,011

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net loss applicable to common shares	$(28,590)	$(67,464)	$(25,707)	$(96,583)
Loss allocated to noncontrolling interest	(977)	(10,360)	(813)	(13,257)
Loss from unconsolidated joint ventures	589	502	1,247	1,520
Gain on disposition of hotel properties	—	—	(48,352)	—
Loss from impairment of depreciable assets	222	1,069	222	1,069
Depreciation and amortization	21,014	24,322	42,816	48,510
Funds from consolidated hotel operations applicable to common shares and Partnership units	(7,742)	(51,931)	(30,587)	(58,741)

Loss Income from unconsolidated joint venture investments	(589)	(502)	(1,247)	(1,520)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(318)	(512)	(814)	(361)
Depreciation and amortization of difference between purchase price and historical cost	21	21	42	42
Interest in depreciation and amortization of unconsolidated joint ventures	652	395	1,282	796
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(234)	(598)	(737)	(1,043)

Funds from Operations applicable to common shares and Partnership units	(7,976)	(52,529)	(31,324)	(59,784)
Add:
Income tax expense (benefit)	151	15,872	(438)	11,374
Non-cash share based compensation expense	2,589	1,799	4,758	4,255
Straight-line amortization of lease expense	128	146	257	294
Acquisition and terminated transaction costs	36	—	390	—
Amortization of discounts, premiums, and deferred financing costs	1,227	585	2,504	1,031
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	—	1,217	424	2,184
Interest expense paid-in-kind	1,801	—	2,534	—
Deferred financing costs and debt premium written off in debt extinguishment	129	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	18	9	38	19
Loss on remediation of damage, excluding impairment of depreciable assets	250	—	250	—
Operating loss incurred on properties closed	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(15)	24	(79)	(28)

Adjusted Funds from Operations	$(1,662)	$(32,877)	$(17,617)	$(39,672)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.04)	$(0.76)	$(0.40)	$(0.91)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,724,968	43,286,310	44,525,168	43,426,465

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net loss	$(23,523)	$(71,780)	$(14,433)	$(97,752)
Loss from unconsolidated joint ventures	589	502	1,247	1,520
Interest expense	14,982	13,481	28,411	26,488
Non-operating interest income	(4)	(2)	(5)	(38)
Income tax expense (benefit)	151	15,872	(438)	11,374
Depreciation and amortization	21,014	24,322	42,816	48,510
EBITDA from consolidated hotel operations	13,209	(17,605)	57,598	(9,898)
Gain on disposition of hotel properties	—	—	(48,352)	—
Loss from impairment of depreciable assets	222	1,069	222	1,069
EBITDAre from consolidated hotel operations	13,431	(16,536)	9,468	(8,829)
Loss from unconsolidated joint venture investments	(589)	(502)	(1,247)	(1,520)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(318)	(512)	(814)	(361)
Depreciation and amortization of difference between purchase price and historical cost	21	21	42	42
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	955	599	1,870	1,198
EBITDAre from unconsolidated joint venture operations	69	(394)	(149)	(641)
EBITDAre	13,500	(16,930)	9,319	(9,470)
Non-cash share based compensation expense	2,589	1,799	4,758	4,255
Straight-line amortization of lease expense	128	146	257	294
Acquisition and terminated transaction costs	36	—	390	—
Loss on reclassification of other comprehensive income for interest rate swaps	—	—	324	—
Deferred financing costs and debt premium written off in debt extinguishment	129	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	18	9	38	19
Loss on remediation of damage, excluding impairment of depreciable assets	250	—	250	—
Operating loss incurred on properties closed due to physical damage	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(15)	24	(79)	(28)
Adjusted EBITDA	$16,635	$(14,952)	$18,326	$(3,947)

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Operating loss	$(7,592)	$(41,542)	$(30,878)	$(57,951)
Other revenue	(13)	(29)	(25)	(228)
Gain on insurance settlement	(961)	—	(961)	—
Loss from impairment of depreciable assets and remediation	472	1,069	472	1,069
Depreciation and amortization	21,014	24,322	42,816	48,510
General and administrative	2,698	2,388	5,473	5,766
Share based compensation	2,589	1,799	4,758	4,255
Acquisition and terminated transaction costs	36	—	390	—
Straight-line amortization of ground lease expense	128	146	257	294
Costs accrued for furloughed employees	—	—	—	893
State and local tax expense related to reassessment of prior period assessment	(15)	24	(79)	(28)
Other	(76)	(814)	(39)	(794)

Hotel EBITDA	$18,280	$(12,637)	$22,184	$1,786

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Director of Investor Relations
Phone: 215-238-1046